Exhibit 99.2

SVB Capital Announces SVB Financial Group Will Retain Ownership of the Business

and Creates New Operating Committee

Transition Follows Decision by SVB Financial Group that Retaining Ownership of SVB Capital Represents Best Path Forward for Business

Co-Founder Aaron Gershenberg Returning to Join Veteran Managing Partners Sulu Mamdani and Beau Laskey to Co-Lead SVB Capital

Leaders’ Collective Expertise and Unique Skillsets to Advance SVB Capital’s Value Maximization Initiatives

SANTA CLARA, Calif., January 9, 2024 – SVB Capital Management, LLC (“SVB Capital”), a wholly-owned indirect subsidiary of SVB Financial Group (Pink Sheets: SIVBQ), today announced that, following a review of strategic alternatives, SVB Financial Group and its creditors have determined that retaining the SVB Capital business would result in superior value creation opportunities. In connection with mapping its go-forward strategy, SVB Capital has created a new operating committee that will oversee all aspects of the business’ strategic and operational initiatives.

The operating committee is made up of Aaron Gershenberg, Sulu Mamdani and Beau Laskey, three longtime SVB Capital executives and experienced venture capital leaders. Gershenberg, a co-founder of SVB Capital who has served as a Senior Advisor since January 2023, is returning as a Managing Partner. The operating committee will be focused on maximizing the value of SVB Capital’s portfolio and assets and continuing to serve its limited partners. The committee will work closely with William Kosturos, Chief Restructuring Officer of SVB Financial Group, to ensure a smooth transition.

“We believe that retaining SVB Capital under a reorganized company is the best path forward to maximize its value in the current environment,” said Kosturos. “SVB Financial Group and its creditors recognize the strong foundation on which SVB Capital has been built, thanks in large part to Aaron, Sulu and Beau’s outstanding leadership and partnership, with the significant support and contributions of the entire SVB Capital team. Aaron, Sulu and Beau’s vision for the future of this business is closely aligned with our creditor group, and all parties are focused on preserving the value of the business, meeting obligations to partners and positioning the platform to capitalize on future opportunities.”

Gershenberg, Mamdani and Laskey will return to the equal partnership model that for years drove SVB Capital’s success and growth into an industry leader. For more than ten years, the three cultivated an impressive investment track record through collaboration, alignment of interests and tenured partnership. They share a cohesive vision for SVB Capital’s operations going forward and, as part of the operating committee, they will act as responsible stewards of the business on behalf of its creditors, limited partners and employees.

The members of the operating committee issued the following statement:

“For nearly 25 years, SVB Capital has operated with a mission to grow and enhance access to the innovation economy, and has built an exceptional reputation as the premier investment partner for top venture capital firms and technology companies. Our multi-strategy platform has enabled us to create a leading portfolio of assets, cultivate enduring relationships with our limited partners and generate strong returns. With a demonstrated track record of leadership and equal collaboration, we look forward to reuniting the experienced partnership that has powered SVB Capital’s success, with the goal of preserving the tremendous value inherent in the firm, while also undertaking structural initiatives to position us for the future. Together, we intend to leverage our unique skillsets and industry expertise to manage our assets responsibly and efficiently and unlock the full potential of our platform.”

Additional information about Gershenberg, Mamdani and Laskey’s background and experience is available on their LinkedIn pages, which can be found here, here and here, respectively.

About SVB Financial Group

SVB Financial Group (Pink Sheets: SIVBQ) is the holding company for various financial services companies, including SVB Capital.

About SVB Capital Management, LLC

Founded in 1999 as a division of SVB Financial Group, SVB Capital is a multi-strategy investment platform targeting the Innovation Economy with approximately $10B of assets under management across venture capital fund of funds, direct funds, and private credit funds. Uniquely positioned to access highly sought-after opportunities in start-up companies and venture capital funds, SVB Capital invests in fund managers and private technology and life science companies throughout the innovation economy around the world.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts, and involve risks and uncertainties that could result in SVB Financial Group’s actual results differing materially from those projected in the forward-looking statements. In this release, SVB Financial Group makes forward-looking statements regarding the operation and strategic plans of its SVB Capital business. There are various important factors that could cause actual events to differ from such forward-looking statements. For information about other important factors that could cause actual results to differ materially from those discussed in the forward-looking statements contained in this release, please refer to SVB Financial Group’s public reports filed with the U.S. Securities and Exchange Commission. The forward-looking statements included in this release are made only as of the date of this release and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

Media Contact

Joele Frank, Wilkinson Brimmer Katcher

Michael Freitag / Jed Repko / Eduardo Rovira

212-355-4449

svbmediainquiry@joelefrank.com

Investor Contact

SVB Capital

Christie Ma

cma@svbcapital.com